NOTE SECURED BY DEED OF TRUST
                   (This Note Contains An Acceleration Clause)


                             San Leandro, California

$3,840,000.00                                         DATE: DECEMBER 22, 1997

In installments as herein stated, for value received, the undersigned, promise to pay to: BAR K, INC. A CALIFORNIA CORPORATION. or order ("Lender"), at 432 Estudillo Avenue, San Leandro, CA 94577, or other place that may be designated by Lender through written notice to the undersigned. the sum of:

$3,840,000.00------------(THREE MILLION EIGHT HUNDRED FORTY THOUSAND DOLLARS)

with interest from the date of funding (which is ) on the unpaid principal balance outstanding from time to time at the RATE OF INTEREST stated below, payable in interest only monthly insta11ments in the amount of the MONTHLY INSTALLMENT (S) stated below, due on the day of each month, beginning on, 1998 and continuing monthly thereafter until maturity, at which time all sums of principal and interest then remaining unpaid shall be due and payable in full.

RATE OF INTEREST:
The rate of interest for the first year of the term of this promissory note shall be TEN per cent (10%) per annum. , The rate of interest for the second through sixth years, inclusive, of the term of this promissory note shall be TWELVE percent (12%) per annum.

MONTHLY INSTALLMENTS
The monthly installments for the~ first year of the term of this promissory note shall be $32,000.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time). The monthly installments for the second through sixth years, inclusive, of the term of this promissory note shall be $38,400.00 per month (subject to adjustment based upon adjustments to the principal balance from time to time).

LOAN FEE:
The undersigned agrees to pay to BAR K, INC. a California corporation a loan fee of $192,000.00 which shall due and payable immediately after the proceeds of this loan are funded. Such fee may be deducted from the proceeds of this promissory note. Such fee is not a payment towards principal, interest or other amounts due under this promissory note.

APPLICATION OF PAYMENT; COSTS OF COLLECTION: Each payment shall be credited first to interest then due and payable and the remainder on principal and interest shall thereupon cease upon the principal so credited. Upon default in any payment of any installment. then the balance of this obligation shall become due immediately at the option of the Lender hereof. All costs, expenses. advances and/or attorneys. fees incurred to protect the security of this Promissory Note shall be immediately owed from the Undersigned. whether or not suit has been filed. All such advances, expenses. advances and/or attorneys' fees shall accrue interest at the rate stated in this





PROMISSORY NOTE (version 3/18/97)                                       PAGE 1

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                          NOTE SECURED BY DEED OF TRUST


Promissory Note from the date incurred until paid. If any amounts which are payable under this Promissory Note are not paid when due, the undersigned promises to pay, in addition to the principal and interest due under this note, all costs of collection and any reasonable attorney's fees incurred by the Lender thereof on account of such collection, whether or not suit is filed or foreclosure is commenced.

LATE CHARGE: If any installment due hereunder is delinquent more than 10 days. the undersigned agrees to pay a late charge on each such installment of 10% of the delinquent payment. All late payment charges are: to be paid immediately upon demand. In addition. if any balloon payment (defined as a payment which is greater than the largest single regular installment) is delinquent more than 10 days, the undersigned agrees to pay a late charge equivalent to the maximum late charge which could be assessed on the largest single regular installment due under this note. This late charge on the balloon payment is to continue to be assessed for each subsequent period of time equal to the regular installment period under this note until the balloon payment and other fees, interest and charges due under this note are paid in full.

UNP AID CHECKS: The undersigned and Lender agree that it would be difficult to determine the~ actual damages to the Beneficiary or Beneficiaries agent for the return of an unpaid check provided by undersigned. It is hereby arced the Undcr5igned will pay four percent (4%) or $25.00, whichever is greater. Such amount is in addition to any late charge; or default interest which may be applicable. This amount is in lieu of any statutory monetary penalty, if any. However, Lender does not waive any other rights that may be awarded under any statute.

PREPAYMENT:
The principal and accrued interest on this may be prepaid in whole or in part at any time without penalty.

ALIENATION OF TITLE TO THE SECURITY:
The note is secured by a Deed of Trust of even date herewith which contains the following provision:

If as to any or all of Trustor's interest in the Property, Trustor sells, transfers. contracts to sell. gives an option to purchase. conveys, leases for a term exceeding 10 years. encumbers. or alienates the Property; or causes or allows tl1e Property to be subject to a junior lien or encumbrance~ or if any or all of the title of the Trustor is impaired or divested. whether voluntarily or involuntarily; or if title to the Property be subject to any lien or charge, voluntary or involuntary, contractual 01" statutory, without the written consent of Beneficiary being first had and obtained; then Beneficial shall have the right of acceleration, at its option, to declare the Note secured by this Deed of Trust. irrespective of the maturity date expressed therein, and without demand or notice, immediately due and payable. No waiver of this right shall be effective unless it is in writing. Consent by Beneficiary to one such transaction shall not constitute waiver of the right to require such consent in succeeding transactions.

REBATE:
In the event this Note is paid in full within six (6) months of the date of funding set forth on page 1 hereof. the principal ba1an~ of this Note shall be automatically reduced by the amount of Thirty Eight Thousand Four Hundred Dollars ($38,400.00). Such reduction shall be considered a rebate in the commission fee of one point.






PROMISSORY NOTE                     50166                               PAGE 2

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                          NOTE SECURED BY DEED OF TRUST


NOTICE OF BALLOON PAYMENT: THIS PROMISSORY NOTE IS PAYABLE IN FULL ON THE MATURITY DATE SHOWN ABOVE AT WHICH TIME THE ENTIRE PRINCIPAL BALANCE OF THIS PROMISSORY NOTE AND ANY INTEREST THEN DUE AND ANY ADVANCES MADE MUST BE PAID. THE PAYMENTS REQUIRED UNDER THIS PROMISSORY NOTE ARE NOT SUFFICIENT IN AMOUNT TO REDUCE THE PRINCIPAL TO RETIRE THIS PROMISSORY NOTE ON OR BEFORE SUCH DATE. THE OWNER OF THIS PROMISSORY NOTE IS NOT OBLIGATED TO REFINANCE 11iE LOAN EVIDENCED BY THIS PROMISSORY NOTE AT ANY TIME- ON SUCH DATE. REFINANCING OF THIS PROMISSORY NOTE MAYBE REQUIRED AND THE PREVAILING INTEREST RATE MAY BE CONSIDERABLY HIGHER THAN THE RATE UNDER THIS PROMISSORY NOTE YOU MAY BE REQUIRED TO PAY LOAN FEES AND COSTS UPON REFINANCE.

THIS NOTE IS NOT SUBJECT TO SECTION 29241 NOR 2966 OF THE CIVIL CODE

MISCELLANEOUS:
Principal and interest is payable in lawful money of the United States of America. As an inducement to cause Lender to make this loan, the undersigned represents that the undersigned has the financial ability to make the payments stated herein. The undersigned consents to renewals, replacements and extensions of time for payment hereof before, at, or after maturity; consents to acceptance of security for this Note.

UPON DEFAULT:
ANY INTEREST WHICH BECOMES DUE UNDER THIS NOTE WHICH REMAINS DUE FOR MORE THAN ONE MONIH SHALL ACCRUE INTEREST AT THE SAME RATE AND UPON THE SAME TERMS AS THE PRINCIPAL UNDER THIS NOTE. IF THIS NOTE IS IN DEFAULT FOR MORE THAN ONE MONTH CONTINUOUSLY, THEN THE INTEREST RATE OF THIS NOTE DURING THE PERIOD IN WHICH SUCH DEFAULT REMAINS UNCURED SHALL BE INCREASED TO AN AMOUNT EQUAL TO THE INTEREST RATE THEN DUE AS STATED ON THE FIRST PAGE OF THIS NOTE PLUS FIVE PER CENT (5%). ANY PRINCIPAL BALANCE OUTSTANDING PAST THE DUE DATE OF THIS NOTE SHALL BEAR INTEREST EQUAL TO THE HIGHEST INTEREST RATE STATED IN THIS NOTE PLUS FIVE PER CENT (5%).

Executed on                                          by (the "Undersigned'~:
            -----------------------------------------

SACRAMENTO RESUL TS, INC., a
CALIFORNIA CORPORATION



By
   ----------------------------------------
         Its:



                     This Note is secured by a Deed of Trust






PROMISSORY NOTE                             50186                      PAGE 3